UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 14, 2017

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

+44 203 429 3950

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2017, TechnipFMC plc (the “Company”) and FMC Technologies, Inc., a wholly-owned subsidiary of the Company (“FMCTI”), entered into new commercial paper dealer agreements (each a “Dealer Agreement”) with five dealers (each, a “Dealer” and, collectively, the “Dealers”) for FMCTI’s existing $1.5 billion commercial paper program (the “Program”). Under the Program, FMCTI may issue unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate principal amount of Notes outstanding under the Program at any time not to exceed $1.5 billion. The net proceeds from issuances of the Notes are expected to be used for general corporate purposes. The Notes will be unconditionally guaranteed by the Company (the “Guarantee”). The Notes will have maturities of up to 365 days from date of issuance. The Notes and the Guarantee will rank at least pari passu with FMCTI’s and the Company’s other unsecured and unsubordinated indebtedness, respectively. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements are substantially identical in all material respects except as to the name of the Dealer that is a party thereto and contain customary representations, warranties, covenants, and indemnification provisions. The form of Dealer Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, the Dealers and certain of their affiliates provide commercial banking, investment banking and other financial advisory services to the Company and its affiliates, including FMCTI, for which the Dealers have received or will receive customary fees and expenses.

Neither the Notes nor the Guarantee has been or will be registered under the Securities Act or state securities laws, and neither the Notes nor the Guarantee may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement between FMC Technologies, Inc., as Issuer, TechnipFMC plc, as Guarantor, and the Dealer party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

Date: September 20, 2017	By:	/s/ Dianne B. Ralston
		Name:	Dianne B. Ralston
		Title:	Executive Vice President, Chief Legal Officer and Secretary